UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

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XG TECHNOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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240 S. Pineapple Avenue, Suite 701
Sarasota, FL 34236
(941) 953-9035

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to Be Held on June 11, 2014

The Notice of Annual Meeting, Proxy Statement
and Annual Report on Form 10-K are available at: www.cstproxy.com/xgtechnology/2014

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 11, 2014

To the Stockholders of xG Technology, Inc.:

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of xG Technology, Inc., a Delaware corporation, will be held on June 11, 2014 at 9:00 a.m. (Eastern Time) at the Company’s offices at 7771 West Oakland Park Blvd., Suite 225, Sunrise, FL 33351, for the following purpose:

1.	To elect seven (7) members of the Company’s Board of Directors, each to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal (“Proposal No. 1”);
2.	To consider and vote on a proposal to ratify the Board’s selection of Friedman LLP as the Company’s independent auditors for the fiscal year ending December 31, 2014 (“Proposal No. 2”);
3.	To amend the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to reduce the number of authorized shares of the Company’s Common Stock from 300,000,000 to 100,000,000 (“Proposal No. 3”);
4.	To consider and act upon an advisory resolution on executive compensation (“Proposal No. 4”);
5.	To consider and act upon an advisory resolution on the frequency of the stockholders’ advisory resolution on executive compensation (“Proposal No. 5”); and
6.	To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement that is attached and made a part of this Notice. Only stockholders of record of our common stock, $0.00001 par value per share, at the close of business on April 25, 2014, will be entitled to notice of, and to vote at, the Annual Meeting of Stockholders or any adjournment thereof.

All stockholders are cordially invited to attend the Annual Meeting of Stockholders in person. Your vote is important regardless of the number of shares you own. Only record or beneficial owners of xG Technology’s Common Stock as of the Record Date may attend the Annual Meeting in person. When you arrive at the Annual Meeting, you must present photo identification, such as a driver’s license. Beneficial owners also must provide evidence of stockholdings as of the Record Date, such as a recent brokerage account or bank statement.

Whether or not you expect to attend the Annual Meeting of Stockholders, please complete, sign, date, and return the enclosed proxy card in the enclosed postage-paid envelope in order to ensure representation of your shares. It will help in our preparations for the meeting if you would check the box on the form of proxy if you plan on attending the Annual Meeting. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

Sarasota, Florida	By Order of the Board of Directors,
April 30, 2014	/s/ John C. Coleman John C. Coleman Chief Executive Officer

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

i

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

In this Proxy Statement, xG Technology, Inc., a Delaware corporation, is referred to as “xG,” the “Company,” “we,” “us” and “our.”

Information Concerning the Proxy Materials and the Annual Meeting

Proxies in the form enclosed with this Proxy Statement are being solicited by our Board of Directors for use at our Annual Meeting of our Stockholders to be held at 9:00 a.m. (Eastern Time) on June 11, 2014, at the Company’s offices at 7771 West Oakland Park Blvd., Suite 225, Sunrise, FL 33351, and at any adjournment thereof. Your vote is very important. For this reason, our Board of Directors is requesting that you permit your common stock, $0.00001 par value per share (the “Common Stock”), to be represented at the Annual Meeting by the proxies named on the enclosed proxy card. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

Voting materials, which include this Proxy Statement and the enclosed proxy card, will be first mailed to stockholders on or about April 30, 2014.

Only stockholders of record as of the close of business on April 25, 2014, (the “Record Date”) of our Common Stock will be entitled to notice of, and to vote at, the Annual Meeting. As of April 25, 2014, 24,090,360 shares of Common Stock were issued and outstanding. Holders of Common Stock are entitled to one vote per share held by them. Stockholders may vote in person or by proxy, however, granting a proxy does not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke that proxy by (i) filing a later-dated proxy or a written notice of revocation with us at our principal office at any time before the original proxy is exercised or (ii) attending the Annual Meeting and voting in person.

Roger Branton and Benjamin Dickens are named as attorneys-in-fact in the proxy. Mr. Branton is our Chief Financial Officer. Mr. Dickens is our General Counsel. Mr. Branton or Mr. Dickens will vote all shares represented by properly executed proxies returned in time to be counted at the Annual Meeting, as described below under “Voting Procedures.” Where a vote has been specified in the proxy with respect to the matters identified in the Notice of the Annual Meeting, the shares represented by the proxy will be voted in accordance with those voting specifications. If no voting instructions are indicated, your shares will be voted as recommended by our Board on all matters, and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote before the Annual Meeting.

The stockholders will consider and vote upon (i) a proposal to elect seven (7) members of our Board of Directors, each to serve until the 2015 Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal (“Proposal No. 1”); (ii) a proposal to ratify the Board’s selection of Friedman LLP as our independent auditors for the fiscal year ending December 31, 2014 (“Proposal No. 2”); (iii) a proposal to amend the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to reduce the number of authorized shares of the Company’s Common Stock from 300,000,000 to 100,000,000 (“Proposal No. 3”); (iv) a proposal to consider and act upon an advisory resolution on executive compensation (“Proposal No. 4”); and (v) a proposal to consider and act upon an advisory resolution on the frequency of the stockholders’ advisory resolution on executive compensation (“Proposal No. 5”). Stockholders also will consider and act upon such other business as may properly come before the Annual Meeting.

Voting Procedures and Vote Required

Mr. Branton and/or Mr. Dickens will vote all shares represented by properly executed proxies returned in time to be counted at the Annual Meeting. The presence, in person or by proxy, of at least a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. Shares represented by proxies which contain an abstention, as well as “broker non-vote” shares (described below) are counted as present for purposes of determining the presence or absence of a quorum for the Annual Meeting.

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting as specified in such proxies.

Vote Required for Election of Directors (Proposal No. 1).  Our Certificate of Incorporation, as amended, does not authorize cumulative voting. Delaware law and our Bylaws provide that directors are to be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the seven (7) candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality.

Vote Required for Ratification of Auditors (Proposal No. 2).  Delaware law and our Bylaws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Certificate of Incorporation, as amended or applicable Delaware law), the affirmative vote of a majority of the shares present, in person or by proxy, and voting on the matter, will be required for approval. Accordingly, the affirmative vote of a majority of the shares present at the Annual Meeting, in person or by proxy, and voting on the matter, will be required to ratify the Board’s selection of Friedman LLP as our independent auditors for the fiscal year ending December 31, 2014.

Vote Required for the Share Reduction (Proposal No. 3).  Delaware law and our Bylaws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Certificate of Incorporation, as amended or applicable Delaware law), the affirmative vote of a majority of the shares outstanding entitled to vote, in person or by proxy, and voting on the matter, will be required for approval. Accordingly, the affirmative vote of a majority of the shares outstanding entitled to vote, in person or by proxy, and voting on the matter, will be required to approve the Share Reduction Proposal.

Vote Required for the Advisory Resolution on Executive Compensation Proposal (Proposal No. 4). This Proposal is non-binding on the Company and our board of directors.

Vote Required for the Advisory Resolution on the Frequency of the Stockholders’ Say on Pay Proposal (Proposal No. 5).  This Proposal with respect to the frequency for submission of a resolution to the shareholders soliciting support for the Company’s named executive officer compensation policies and programs is non-binding on the Company and our board of directors.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals. Broker non-votes are not counted for the purposes of obtaining a quorum for the Annual Meeting, and, in tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote. The vote on Proposals 1, 3, 4, and 5 are considered “non-routine” and the vote on Proposal 2 is considered “routine”.

Abstentions are counted as “shares present” at the Annual Meeting for purposes of determining the presence of a quorum but are not counted in the calculation of the vote.

Votes at the meeting will be tabulated by one or more inspectors of election appointed by the Chief Executive Officer.

Stockholders will not be entitled to dissenter’s rights with respect to any matter to be considered at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 25, 2014, information regarding beneficial ownership of our capital stock by:

•	Each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•	Each of our named executive officers;
•	Each of our directors; and
•	All of our current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the Securities and Exchange Commission (the “SEC’) and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including options that are currently exercisable or exercisable within sixty (60) days of April 25, 2014. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable.

Common Stock subject to stock options currently exercisable or exercisable within sixty (60) days of April 25, 2014, are deemed to be outstanding for computing the percentage ownership of the person holding these options and the percentage ownership of any group of which the holder is a member but are not deemed outstanding for computing the percentage of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o xG Technology, Inc., 240 S. Pineapple Avenue, Suite 701, Sarasota, Florida 34236.

Name and address of beneficial owner:	Amount and Nature of Beneficial Ownership	Percent of class of Common Stock(1)
5% Stockholders:
MB Technology Holdings, LLC (“MBTH”)(2)	8,306,360	31.69%
Named Executive Officers and Directors:
George F. Schmitt(3)	11,294,978	42.09%
John C. Coleman(4)	60,936	*
Roger G. Branton(5)	8,539,844	32.40%
James Woodyatt(6)	38,370	*
Belinda Marino(7)	3,784	*
Gary Cuccio(8)	4,762	*
Richard L. Mooers(9)	8,953,554	33.79%
Ken Hoffman(10)	10,550	*
Raymond M. Sidney(11)	9,122	*
Larry Townes(11)	9,122	*
All executive officers and directors as a group (10 persons):	12,312,586	44.97%

*	Less than 1%.
(1)	Based on 24,090,360 shares of Common Stock issued and outstanding as of April 25, 2014. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.
(2)	Includes 2,120,778 shares of Common Stock underlying options and warrants that are presently exercisable.

(3)	Includes 2,363,023 shares of Common Stock and 625,595 shares of Common Stock underlying options and warrants that are presently exercisable, held directly by Mr. Schmitt, and 6,185,582 shares of common stock and warrants and 2,120,778 shares of common stock underlying options and warrants that are presently exercisable, beneficially owned through MBTH. Mr. Schmitt has a direct 36.34% ownership interest in MBTH. In addition, Mr. Schmitt, through his employment agreement as CEO of MBTH, has been granted an option to purchase MBTH shares sufficient to give him five percent (5%) of the equity ownership of MBTH shares, based on MBTH’s total capitalization as of the date of execution of his employment agreement with MBTH and fully diluted to incorporate all shares issued and amounts paid in the exercise of such options.
(4)	Includes 11,005 shares of Common Stock and 49,931 shares of Common Stock underlying options and warrants that are presently exercisable.
(5)	Includes 72,647 shares of Common Stock and 146,552 shares of Common Stock underlying options and warrants that are presently exercisable, beneficially owned through Branton Partners, LLC, of which various family entities, including Mr. Branton’s spouse, children and trusts for the benefit of Mr. Branton’s children, beneficially own 100%, 14,285 shares beneficially owned through Mooers Branton and Company (“MBC”), of which Mr. Branton is a 20% owner, and 6,185,582 shares of Common Stock and 2,120,778 shares of common stock underlying options and warrants that are presently exercisable, beneficially owned through MBTH. Mr. Branton beneficially holds 20% of the issued share capital of MB Merchant Group, LLC, which has a 45.23% ownership interest in MBTH.
(6)	Includes 4,085 shares of Common Stock and 34,285 shares of Common Stock underlying options that are presently exercisable.
(7)	Includes 3,784 shares of Common Stock underlying options that are presently exercisable.
(8)	Includes 4,762 shares of Common Stock underlying options that are presently exercisable.
(9)	Richard Mooers holds no direct or indirect legal interest in shares, options or warrants in the Company but family entities and trusts for the benefit of his and his wife’s children hold 80% of the share capital of MBMG and MBC. MBTH owns 6,185,582 shares of Common Stock and 2,120,778 shares of Common Stock underlying options that are presently exercisable in xG. MBMG owns 45.23% of MBTH. Mooers Partners, LLC (“MP”) owns 290,590 shares of common stock and 258,352 shares of Common Stock underlying options and warrants that are presently exercisable in xG. MP is owned by various trusts for the benefit of Mr. Mooers’ children. Additionally, a trust for the benefit of Mr. Mooers’ children also owns 55,025 shares of Common Stock and 27,513 shares of Common Stock underlying warrants that are presently exercisable in xG. MBC directly owns 14,285 shares of xG. And 1,714 shares of xG are held by Mr. Mooers’ children directly. As the children reside in Mr. Mooers’ household, he is required to claim beneficial ownership and does.
(10)	Includes 4,360 shares of Common Stock and 6,190 shares of Common Stock underlying options that are presently exercisable.
(11)	Includes 4,360 shares of Common Stock and 4,762 shares of Common Stock underlying options that are presently exercisable.

ELECTION OF DIRECTORS
(Proposal No. 1)

The following individuals have been nominated as members of our Board of Directors, each to serve until the 2015 Annual Meeting of Stockholders, until their successors are elected and qualified or until their earlier resignation or removal. Pursuant to Delaware law and our Bylaws, directors are to be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the seven (7) candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Proxies cannot be voted for a greater number of persons than the number of nominees named or for persons other than the named nominees.

Following is information about each nominee, including biographical data for at least the last five (5) years. Should one or more of these nominees become unavailable to accept nomination or election as a director, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent for the election of such other persons as the Board may recommend, unless the Board reduces the number of directors. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

Name of Director	Age	Director Since
George F. Schmitt	70	February 4, 2011
John C. Coleman	60	January 19, 2011
Gary Cuccio	67	July 18, 2013
Kenneth Hoffman	57	July 18, 2013
Richard L. Mooers	50	February 4, 2004
Raymond M. Sidney	44	July 18, 2013
Larry C. Townes	64	July 18, 2013

George F. Schmitt, Executive Chairman of the Board and Director

Mr. Schmitt has over 40 years of broad telecom experience in wireless and wireline companies and has built wireless networks in a dozen countries. He is a major investor in xG Technology through his personal holdings and through his holdings in MBTH and became Executive Chairman of the Board on July 19, 2013 while previously serving as a Director since February 4, 2011. He also previously served as the Chief Executive Officer of MBTH, from December 2010 through December 2013. Mr. Schmitt currently sits on the board of directors of SecureAlert, Culient, and the California Thoroughbred Breeders Association. Mr. Schmitt previously served as a director of TeleAtlas, Objective Systems Integrators, Omnipoint and LHS Group. Mr. Schmitt is a principal of Sierra Sunset II, LLC and served as a former Trustee of St. Mary’s College. In addition, Mr. Schmitt has served as a director of many privately held companies including Voice Objects, Knowledge Adventure, Jungo and Cybergate, among others. Mr. Schmitt has also served as Financial Vice President of Pacific Telesis and chaired the Audit Committees of Objective Systems Integrations and TeleATLAS. Mr. Schmitt received an M.S. in Management from Stanford University, where he was a Sloan Fellow, and a B.A. in Political Science from Saint Mary’s College.

Mr. Schmitt was selected to serve on our board based on his extensive experience with technology and networking companies and broad experience in the telecommunications industry and his status as a significant investor in our company.

John C. Coleman, Chief Executive Officer and Director

Mr. Coleman brings to us 35 years of combined experience in expeditionary operations from both government service and the private sector. Since June 2010, he has served as the Chief Executive Officer and Chief Operating Officer of the Company. From January 2009 to June 2012, he was the Chief Executive Officer of Joint Command and Control Consulting (JC3), a consulting services firm he founded that is focused on the development, integration, and delivery of mature and emerging technologies in support of expeditionary operations, particularly as related to command, control, and communications. In conjunction with its strategic partners, JC3 provides C4ISR-related systems, service, training, and support to expeditionary responders, both civil and military. He also served as a Vice-President of Hunter Defense Technology, a position he held from July 2006 to December 2008. In the thirty years preceding private sector employment, Mr. Coleman served the United States as a U.S. Marine Officer. Defining the character of his service upon retirement, Mr. Coleman was awarded the nation’s Distinguished Service Medal, an honor very rarely and only under exceptional circumstance bestowed to Marines below the rank of General Officer. He retired from the U.S. Marine Corp as a Colonel. He possesses top secret clearance which gives him access to several of our major markets. Currently, Mr. Coleman serves as a member of the board of xG.

Gary Cuccio, Director

Gary Cuccio has over 35 years of broad operating experience in wireless, software, engineering, operations, sales and marketing. Mr. Cuccio currently serves as Chairman of Openet Telecom Ltd. Based in Dublin, Ireland, Openet Telecom is a venture-backed software company providing IP mediation to leading Telco’s on a global basis. Mr. Cuccio also serves on the board of mBlox as the chairman of its audit committee. mBlox is a venture-backed startup providing a service bureau for SMS messages in the wireless space. Headquartered in London and Sunnyvale, CA, mBlox operates in Europe, the U.S. and Asia. Previously, Mr. Cuccio was CEO of ATG, a CLEC based in California, Oregon, and Washington. Prior to ATG, Mr. Cuccio was CEO of LHS group (Nasdaq: LHSG), a Telco billing software supplier. LHS was acquired by Sema, a French software company, in Q3, 2000 for $6.8BB. Mr. Cuccio was also COO of Omnipoint, a PCS mobile wireless carrier. Mr. Cuccio’s experience also includes several positions held at Airtouch, most notably Vice President of Operations for Europe, Vice President, Asia and President of Airtouch Paging. The company was merged with Vodafone in 1999. He has also served as chairman of the board and audit committee chairman of privately held companies and has helped sell and merge several public and privately held companies. Mr. Cuccio started his career with 27+ years at Pacific Tel in Operations, Engineering, Customer Service and Sales & Marketing, ending his tenure there as VP/General Manager.

Mr. Cuccio received his AMP from Harvard University, his MBA from St. Mary’s College and his BA in Political Science from California State University Los Angeles.

Mr. Cuccio was selected to serve on our board based on his 45 years of experience with technology and communications companies as well as his financial and audit committee background. Mr. Cuccio qualifies as an “audit committee financial expert” within the meaning of the SEC regulations.

Kenneth Hoffman, Director

Mr. Hoffman joined the Company in August 2010 as an advisor. Ken Hoffman is Vice President of Regulatory Affairs for Florida Power & Light Company, the rate-regulated subsidiary of NextEra Energy, Inc. (NYSE: NEE), one of the nation’s leading electricity-related services companies. He is responsible for providing assistance in the management and oversight of FPL’s regulatory activities before state regulators and the State Legislature on energy matters. Mr. Hoffman joined FPL in 2008 after a successful career in private law practice specializing in the representation of public utilities and telecommunications companies before the Florida Public Service Commission, the Florida Legislature and the Florida courts. He has over 25 years’ experience representing various types of telecommunications carriers including wireless before regulatory and legislative bodies. His expertise in regulatory proceedings in Florida will be helpful as we grow and face potential regulatory actions. Prior to joining FPL, he was a shareholder at Rutledge Ecenia Purnell & Hoffman, PA, in Tallahassee, Florida for 14 years.

Mr. Hoffman was selected to serve on our board based on his extensive experience in the utility industry, a key industry segment to utilize our products and services.

Richard L. Mooers, Director

Richard Mooers has been involved in telecommunications activities for over 20 years and has significant expertise in accounting, risk management, and controls. For the past 11 years he has served in a variety of positions with our company since its founding in August, 2002. Mr. Mooers served as our Executive Chairman of the Board from inception until July 19, 2013 and continues to serve as a Director, a position he has held from inception. He also serves as Chairman, CEO and Director of MBTH a company he co-founded with Roger Branton and George Schmitt in 2010. Richard graduated summa cum laude from the University of Maine, with a Bachelor of Science degree in business administration in 1985. He remains one of the major investors in the Company.

Mr. Mooers was selected to serve on our board based on his extensive experience with technology and telecommunications companies, including as a founder, executive and investor.

Raymond M. Sidney, Director

Dr. Sidney has established several real estate investment ventures and been involved with a number of companies, including Covia Labs, Hemedex, Edison2 and Commuter Cars as an investor, board member or advisor. He also serves on the Vision Circle of the X PRIZE Foundation. Prior to this, Dr. Sidney was the second software engineer hired at Google, Inc. Previously, Dr. Sidney had worked as a security expert and software engineer at RSA Labs and D.E. Shaw & Co., among other companies. He provided the implementation expertise for RC6, RSA’s candidate cipher for NIST’s quest for AES, a successor to the Data Encryption Standard. Dr. Sidney attended Caltech and Harvard, and he received a bachelor’s degree in mathematics from Harvard in 1991. He then entered the graduate program in mathematics at MIT, where he specialized in cryptography and received a PhD in 1995. His higher mathematics knowledge will be helpful to our development team. Dr. Sidney’s business experience includes running and investing in startups through his venture capital company, Big George Ventures. In addition, he is active in many educational and environmental undertakings in the Lake Tahoe area.

Mr. Sidney was selected to serve on our board based on his extensive experience with technology companies and broad experience in the venture capital industry.

Larry C. Townes, Director

Mr. Townes currently serves as the Chief Executive Officer of Townes Tele-Communications, Inc., a position he has held since 1981. At Townes Tele-Communications, a holding company with widely diversified business interests, Mr. Townes directs the operations as Chairman of the board. These interests include eight incumbent rural telephone companies operating in seven states, wireless operations which include cellular radio service, petroleum exploration and production, and agricultural operations and related riparian rights in northern Texas. He is the owner of a bank in Arkansas and Texas. Mr. Townes also serves on the boards of a number of other privately held companies. He has relevant experience in business undertakings around the world.

Mr. Townes was selected to serve on our board based on his extensive experience with technology and networking companies and broad experience in the telecommunications industry.

Required Vote

Our Certificate of Incorporation, as amended, does not authorize cumulative voting. Delaware law and our Bylaws provide that directors are to be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the seven (7) candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality.

At the Annual Meeting a vote will be taken on a proposal to approve the election of the seven (7) director nominees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE ELECTION OF THE SEVEN (7) DIRECTOR NOMINEES.

CORPORATE GOVERNANCE

Board of Directors

The Board oversees our business affairs and monitors the performance of our management. In accordance with our corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chief Executive Officer, other key executives and by reading the reports and other materials sent to them and by participating in Board and committee meetings. Our directors hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal, or if for some other reason they are unable to serve in the capacity of director.

Director Independence

Our board of directors currently consists of seven (7) members: Richard L. Mooers, John C. Coleman, Gary Cuccio, Kenneth Hoffman, George F. Schmitt, Raymond M. Sidney and Larry C. Townes. All of our directors will serve until our next annual meeting and until their successors are duly elected and qualified.

As we are listed on NASDAQ, our determination of independence of directors is made using the definition of “independent director” contained in Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ Stock Market. Our board affirmatively determined that Gary Cuccio, Kenneth Hoffman, Larry C. Townes and Ray Sidney, are “independent” directors, as that term is defined in the Nasdaq Stock Market Rules.

Board Meetings and Attendance

During fiscal 2013, the Board held ten (10) physical and telephonic meetings. No incumbent director attended, either in person or via telephone, fewer than 50% of the aggregate of all meetings of the Board, for which at the time of the meeting they were a member of the Board. The Board also approved certain actions by unanimous written consent.

Annual Meeting Attendance

The Company did not hold an annual meeting of stockholders in 2013.

Stockholder Communications with the Board

Shareholders wishing to communicate with the Board, the non-management directors, or with an individual Board member may do so by writing to the Board, to the non-management directors, or to the particular Board member, and mailing the correspondence to: c/o James Woodyatt, President, xG Technology, Inc., 7771 West Oakland Park Blvd., Suite 231, Sunrise, Florida 33351. The envelope should indicate that it contains a shareholder communication. All such shareholder communications will be forwarded to the director or directors to whom the communications are addressed.

Board Committees

Our Board of Directors has three (3) standing committees: an Audit Committee, a Compensation Committee, and a Governance and Nomination Committee. Each committee has a charter, which is available on our website at www.xgtechnology.com. Information contained on our website is not incorporated herein by reference. Each of the board committees has the composition and responsibilities described below. As of April 25, 2014, the members of these committees are:

Audit Committee	Compensation Committee	Governance and Nomination Committee
Gary Cuccio*	Gary Cuccio	Gary Cuccio
Kenneth Hoffman	Kenneth Hoffman	Kenneth Hoffman*
Larry Townes	Raymond Sidney	Raymond Sidney
	Larry Townes*	Larry Townes

*	Denotes Chairman of committee.

Audit Committee

We have an Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The members of our Audit Committee are Gary Cuccio, Kenneth Hoffman and Larry Townes. Each of these Committee members is “independent” within the meaning of Rule 10A-3 under the Exchange Act and the NASDAQ Stock Market Rules. Our board has determined that Gary Cuccio shall serve as the “audit committee financial expert”, as such term is defined in Item 407(d)(5) of Regulation S-K. Gary Cuccio currently serves as Chairman of the Audit Committee of mBlox, Inc. and Openet Telecom Ltd. In the past he also served on the Audit Committee of Objective Systems Integration, Inc. and Affinity Internet, Inc. Gary Cuccio serves as Chairman of our Audit Committee.

The Audit Committee oversees our accounting and financial reporting processes and oversees the audit of our financial statements and the effectiveness of our internal control over financial reporting. The specific functions of this Committee include:

•	Selecting and recommending to our board of directors the appointment of an independent registered public accounting firm and overseeing the engagement of such firm;
•	Approving the fees to be paid to the independent registered public accounting firm;
•	Helping to ensure the independence of our independent registered public accounting firm;
•	Overseeing the integrity of our financial statements;
•	Preparing an audit committee report as required by the SEC to be included in our annual proxy statement;
•	Reviewing major changes to our auditing and accounting principles and practices as suggested by our company’s independent registered public accounting firm, internal auditors (if any) or management;
•	Reviewing and approving all related party transactions; and
•	Overseeing our compliance with legal and regulatory requirements.

Since the establishment of the Audit Committee on July 18, 2013, in conjunction with our initial public offering and the listing of our Common Stock for trading on NASDAQ, the Audit Committee held two (2) physical and telephonic meetings, at each of which two members of the Audit Committee were present.

The Audit Committee’s charter is attached as Appendix A to this Company’s proxy statement.

Compensation Committee

The members of our Compensation Committee are Gary Cuccio, Kenneth Hoffman, Raymond Sidney and Larry Townes. Each such member is “independent” within the meaning of the NASDAQ Stock Market Rules. In addition, each member of our Compensation Committee qualifies as a “non-employee director” under Rule 16b-3 of the Exchange Act. Our Compensation Committee assists the board of directors in the discharge of its responsibilities relating to the compensation of the board of directors and our executive officers. Larry Townes serves as Chairman of our Compensation Committee.

The Committee’s compensation-related responsibilities include:

•	Assisting our board of directors in developing and evaluating potential candidates for executive positions and overseeing the development of executive succession plans;
•	Reviewing and approving on an annual basis the corporate goals and objectives with respect to compensation for our chief executive officer;
•	Reviewing, approving and recommending to our board of directors on an annual basis the evaluation process and compensation structure for our other executive officers;
•	Providing oversight of management’s decisions concerning the performance and compensation of other company officers, employees, consultants and advisors;
•	Reviewing our incentive compensation and other stock-based plans and recommending changes in such plans to our board of directors as needed, and exercising all the authority of our board of directors with respect to the administration of such plans;
•	Reviewing and recommending to our board of directors the compensation of independent directors, including incentive and equity-based compensation; and
•	Selecting, retaining and terminating such compensation consultants, outside counsel and other advisors as it deems necessary or appropriate.

Since the establishment of the Compensation Committee on July 18, 2013, in conjunction with our initial public offering and the listing of our Common Stock for trading on NASDAQ, the Compensation Committee did not hold any physical or telephonic meetings.

The Compensation Committee’s charter is attached as Appendix B to this proxy statement.

Governance and Nomination Committee

The members of our Governance and Nomination Committee are Gary Cuccio, Kenneth Hoffman, Raymond Sidney and Larry Townes. Each such member is “independent” within the meaning of the NASDAQ Stock Market Rules. The purpose of the Governance and Nomination Committee is to recommend to the board nominees for election as directors and persons to be elected to fill any vacancies on the board, develop and recommend a set of corporate governance principles and oversee the performance of the board. Kenneth Hoffman serves as chairman of our Governance and Nomination Committee.

The Committee’s responsibilities include:

•	Selecting director nominees. The governance and nomination committee recommends to the board of directors nominees for election as directors at any meeting of stockholders and nominees to fill vacancies on the board. The governance and nomination committee would consider candidates proposed by stockholders and will apply the same criteria and follow substantially the same process in considering such candidates as it does when considering other candidates. The governance and nomination committee may adopt, in its discretion, separate procedures regarding director candidates proposed by our stockholders. Director recommendations by stockholders must be in writing, include a resume of the candidate’s business and personal background and include a signed consent that the candidate would be willing to be considered as a nominee to the board and, if elected, would serve. Such recommendation must be sent to the Company’s Secretary at the Company’s executive offices. When it seeks nominees for directors, our governance and nomination committee takes into account a variety of factors including (a) ensuring that the board, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as a “financial expert”, as that term is defined by the rules of the SEC), local or community ties and (b) minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially. The

Company is of the view that the continuing service of qualified incumbents promotes stability and continuity in the board room, contributing to the ability of the board of directors to work as a collective body, while giving the Company the benefit of the familiarity and insight into the Company’s affairs that its directors have accumulated during their tenure. Accordingly, the process of the governance and nomination committee for identifying nominees reflects the Company’s practice of re-nominating incumbent directors who continue to satisfy the committee’s criteria for membership on the board of directors, whom the committee believes continue to make important contributions to the board of directors and who consent to continue their service on the board of directors. The board has not adopted a formal policy with respect to its consideration of diversity and does not follow any ratio or formula to determine the appropriate mix; rather, it uses its judgment to identify nominees whose backgrounds, attributes and experiences, taken as a whole, will contribute to the high standards of board service. The governance and nomination committee may adopt, and periodically review and revise as it deems appropriate, procedures regarding director candidates proposed by stockholders;
•	Reviewing requisite skills and criteria for new board members and board composition. The governance and nomination committee reviews with the entire board of directors, on an annual basis, the requisite skills and criteria for board candidates and the composition of the board as a whole;
•	Hiring of search firms to identify director nominees. The governance and nomination committee has the authority to retain search firms to assist in identifying board candidates, approve the terms of the search firm’s engagement, and cause the Company to pay the engaged search firm’s engagement fee;
•	Selection of committee members. The governance and nomination committee recommends to the board of directors on an annual basis the directors to be appointed to each committee of the board of directors;
•	Evaluation of the board of directors. The governance and nomination committee will oversee an annual self-evaluation of the board of directors and its committees to determine whether it and its committees are functioning effectively;
•	Evaluation of the board of directors. The governance and nomination committee will oversee an annual self-evaluation of the board of directors and its committees to determine whether it and its committees are functioning effectively; and
•	Development of Corporate Governance Guidelines. The governance and nomination committee will develop and recommend to the board a set of corporate governance guidelines applicable to the Company.

The governance and nomination committee may delegate any of its responsibilities to subcommittees as it deems appropriate. The governance and nomination committee is authorized to retain independent legal and other advisors, and conduct or authorize investigations into any matter within the scope of its duties.

Since the establishment of the Governance and Nomination Committee on July 18, 2013, in conjunction with our initial public offering and the listing of our Common Stock for trading on NASDAQ, the Governance and Nomination Committee did not hold any physical or telephonic meetings.

The Governance and Nomination Committee’s charter is attached as Appendix C to this proxy statement.

Family Relationships

There are no relationships between any of the officers or directors of the Company.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten (10) years:

•	Been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•	Had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;
•	Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;
•	Been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
•	Been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
•	Been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the Commission.

Leadership Structure of the Board

The Board of Directors does not currently have a policy on whether the same person should serve as both the Chief Executive Officer and Chairman of the Board or, if the roles are separate, whether the Chairman should be selected from the non-employee directors or should be an employee. The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for the Company at that time. Our current Chairman, Mr. George F. Schmitt, is not an officer.

Risk Oversight

The Board oversees risk management directly and through its committees associated with their respective subject matter areas. Generally, the Board oversees risks that may affect the business of the Company as a whole, including operational matters. The Audit Committee is responsible for oversight of the Company’s accounting and financial reporting processes and also discusses with management the Company’s financial statements, internal controls and other accounting and related matters. The Compensation Committee oversees certain risks related to compensation programs and the Governance and Nomination Committee oversees certain corporate governance risks. As part of their roles in overseeing risk management, these Committees periodically report to the Board regarding briefings provided by management and advisors as well as the Committees’ own analysis and conclusions regarding certain risks faced by the Company. Management is responsible for implementing the risk management strategy and developing policies, controls, processes and procedures to identify and manage risks.

Code of Ethics

The Board has adopted a Code of Business Ethics and Conduct (the “Code of Conduct”) which constitutes a “code of ethics” as defined by applicable SEC rules and a “code of conduct” as defined by applicable NASDAQ rules. We require all employees, directors and officers, including our principal executive officer and principal financial officer to adhere to the Code of Conduct in addressing legal and ethical issues encountered in conducting their work. The Code of Conduct requires that these individuals avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity. The Code of Conduct contains additional provisions that apply specifically to our Chief Executive Officer, Chief Financial Officer and other finance department personnel with respect to accurate reporting. The Code of Conduct is available on our website at www.xgtechnology.com. The Company will post any amendments to the Code of Conduct, as well as any waivers that are required to be disclosed by the rules of the SEC on such website. Information contained on our website is not a part of, and is not incorporated into, this proxy statement, and the inclusion of our website address in this proxy statement is an inactive textual reference only.

DIRECTOR COMPENSATION FOR FISCAL 2013

The Company compensates our non-employee directors on a negotiated basis including expenses for their service. Each of these directors received compensation in the amount of $15,000 annually payable quarterly or the same value in shares of the Company, based on the director’s determination. In addition, they received awards of 14,285 options in September of 2012 with a strike price of $15.75 and 10,000 in November of 2013 with a strike price of $1.63. Each award has a vesting schedule of one-third vesting each year on the anniversary date over three (3) years.

The table below summarizes the compensation earned by our non-employee directors for the fiscal year ended December 31, 2013.

Name	Fees earned or paid in cash ($)	Stock Awards ($)	Option Awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All Other Compensation ($)	Total ($)
Gary Cuccio	6,780	0	12,895	0	0	0	19,675
Kenneth Hoffman	0	6,780	12,895	0	0	0	19,675
Raymond Sidney	0	6,780	12,895	0	0	0	19,675
Larry Townes	0	6,780	12,895	0	0	0	19,675

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Our executive officers are:

Name	Age	Position
John C. Coleman	60	Chief Executive Officer
Roger G. Branton	46	Chief Financial Officer
James Woodyatt	46	President
Belinda Marino	54	Secretary

Biographical information about John C. Coleman appears on page 5 above.

Roger G. Branton, Chief Financial Officer

For the past 11 years he has served in a variety of positions with our company since its founding in August, 2002. Mr. Branton currently serves as our Chief Financial Officer since inception. He also serves in similar capacities at MBTH, a company he co-founded with Richard Mooers and George Schmitt in 2010. He graduated from West Chester University in Pennsylvania with a Bachelor of Science degree in accounting. He trained as a certified public accountant in 1989.

James Woodyatt, President

Mr. Woodyatt has served as our President since April 20, 2012. He also served as our Deputy Chief Executive Officer from June 2007 to April 20, 2012, at which time James assumed the President title, and as a Director from January 2007 through July 2013. From February 2006 until October 2011, James served as President of Veegoo Holding SA, a company he co-founded in 2006 and as a Managing Director of Veegoo Capital Services SA, a group which is active in business advisory and private equity.

Belinda Marino, Secretary

Mrs. Marino has served secretary since August 2013. Mrs. Marino is also an employee of the Company serving as the Director of Human Resources since 2006. In addition to the above, Mrs. Marino has ongoing responsibilities for functions that include corporate banking activities and corporate governance. Mrs. Marino earned a PHR (Professional in Human Resources) Certificate from the HR Certification Institute in 2009.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Base Salary

We provide base salary as a fixed source of compensation for our executive officers, allowing them a degree of certainty when having a meaningful portion of their compensation “at risk” in the form of equity awards covering the shares of a company for whose shares there has been limited liquidity to date. The Board of Directors recognizes the importance of base salaries as an element of compensation that helps to attract highly qualified executive talent.

Base salaries for our executive officers were established primarily based on individual negotiations with the executive officers when they joined us and reflect the scope of their anticipated responsibilities, the individual experience they bring, the board members’ experiences and knowledge in compensating similarly situated individuals at other companies, our then-current cash constraints, and a general sense of internal pay equity among our executive officers.

The Board does not apply specific formulas in determining base salary increases. In determining base salaries for 2012 for our continuing named executive officers, no adjustments were made to the base salaries of any of our named executive officers as the board or compensation committee determined, in their independent judgment and without reliance on any survey data, that existing base salaries, taken together with other elements of compensation, provided sufficient fixed compensation for retention purposes.

Cash Bonuses or Bonuses Paid in Shares

Prior to the initial public offering, our employees, including our executive officers, have been eligible to earn discretionary performance bonuses based on individual performance. The amount of individual bonus earned was determined in a subjective manner, without specific weightings or a formula.

In 2012, we set targets for the award of corporate performance-related bonuses, expressed as a percentage of base salary, for our employees, including our executive officers. The overall corporate performance of the Company, as evaluated by our board, was with reference to specific pre-established corporate goals, and was the critical factor for determining corporate performance-related bonuses. Each participant could earn an annual bonus of up to 100% of his earned base salary, which our board felt was an appropriate percentage given such payment can be paid in stock or cash at the board’s discretion.

For our 2012 bonus program, our Chief Executive Officer established, in consultation with the board, objectives and key results, for officers and senior management which also applied to all employees of the Company.

Bonus accruals for the 2011 and 2012 calendar years were paid on February 5, 2014 and February 18, 2014 through the issuance of 82,335 and 16,867 common shares. The bonus awarded was allocated to general & administrative and development expenses in 2011 and 2012. During 2013, $2,335,000 of salary expense was reversed to account for the decrease in the fair market value of the accrued bonus from $2,633,000 at December 31, 2012 to $298,000 at December 31, 2013. The reason for the decrease is related to the decrease in the stock price of common shares used for settlement.

In 2013, we again set targets for the award of corporate performance-related bonuses; however, those targets were not met and no performance-related bonuses were paid out. We have not yet set any targets for the award of corporate performance-related bonuses for 2014.

Equity Compensation

As a majority-held company, we have historically used options as the principal component of our executive compensation program. Consistent with our compensation objectives, we believe this approach has allowed us to attract and retain key talent and aligned our executive team’s contributions with the long-term interests of the company and our stockholders. We grant stock options with an exercise price not less than the fair market value of our common stock on the date of grant, so these options will have value to our executive officers only if the fair market value of our common stock increases after the date of grant and the date of vesting. Typically, stock options granted to our executive officers vest over three years.

In addition, our board has approved certain executive grants of options containing accelerated vesting provisions upon an involuntary termination (both termination without cause and resignation for good reason) as well as upon certain material change in control transactions. Our board believes these accelerated vesting provisions reflect current market practices, based on the collective knowledge and experiences of our board members (and without reference to specific peer group data), and allow us to attract and retain highly qualified executive officers. In addition, we believe these accelerated vesting provisions will allow our executive officers to focus on closing a transaction that may be in the best interest of our stockholders even though the transaction may otherwise result in a termination of their employment and, absent such accelerated vesting, a forfeiture of their unvested equity awards. Additional information regarding accelerated vesting prior to, upon or following a change in control is discussed below under “— Potential Payments Upon Termination or Change in Control.”

In determining the form, size and material terms of executive equity awards, our board customarily considered, among other things, individual negotiations with the executive officers at their time of hire, the executive officer’s total compensation opportunity, the need to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value, internal pay equity as among our executive officers, notable performance accomplishments, adjustments to duties and the retention implications of existing grants.

Our board of directors made the grants to our executive officers set forth below. In determining the size of the equity grants, our board generally considered the CEO’s recommendations, the executive officer’s existing equity award holdings (including the unvested portion of such awards), internal pay equity, our retention and incentive goals, and, as applicable, negotiations with the executive at the time of his hiring. In particular, the board awarded the following options:

Name	Exercise Price Per Share	Date of Grant	Date from which Exercisable (vest over three(3) years)	Expiry Date	Number of Options
John C. Coleman	$1.63	11/19/2013	11/19/2014	11/19/2023	40,000
Roger G. Branton	$1.63	11/19/2013	11/19/2014	11/19/2023	30,000
James Woodyatt	$1.63	11/19/2013	11/19/2014	11/19/2023	30,000
Joseph Bobier	$1.63	11/19/2013	11/19/2014	11/19/2023	7,500

Summary Compensation Table for Fiscal Years 2013 and 2012

The following table summarizes information regarding the compensation awarded to, earned by or paid to, our Executive Chairman, Chief Executive Officer, Chief Financial Officer and our two other most highly compensated executive officers during 2013 and 2012. We refer to these individuals in this report as our named executive officers.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
George F. Schmitt, Executive Chairman(4)	2013	150,000	0	0	0	—	—	0	150,000

Richard L. Mooers, Executive Chairman(5)	2012	357,500	0	8,409	0	—	—	18,809	384,718
	2013	357,500	0	0	12,894			19,414	389,808
John C. Coleman, Chief Executive Officer	2012	250,000	0	5,308	0	—	—	44,707	300,015
	2013	250,000	0	0	51,578			45,082	346,660
Roger G. Branton, Chief Financial Officer	2012	275,000	0	6,468	0	—	—	10,780	292,248
	2013	275,000	0	0	38,683			12,442	326,125
James Woodyatt, President	2012	165,000	0	3,881	0	—	—	1,729	170,610
	2013	165,000	0	0	38,683			4,676	208,359
Jon Bobier, Chief Technology Officer	2012	275,000	0	6,468	0	—	—	10,979	292,447
	2013	275,000	0	0	5,071			12,327	292,398

(1)	Amounts represent corporate performance-related bonuses to be paid in stock.
(2)	Amounts relate to grants of stock options made under the 2013 Stock Incentive Plan. With respect to each stock option grant, the amounts disclosed generally reflect the grant date fair value computed in accordance with FASB ASC Topic 718 “Stock Compensation”.
(3)	Includes employer-paid insurance and, for Mr. Coleman, a housing allowance.
(4)	Mr. Schmitt became Executive Chairman of the Board on July 19, 2013.
(5)	Mr. Mooers served in the position of Executive Chairman of the Board from inception until July 19, 2013. Mr. Mooers will continue to serve as a Director of the Company.
(6)	As of December 31, 2013, Mr. Bobier is no longer an executive officer of the Company.

Employment Agreements

The Company has an employment agreement with its CEO, John Coleman, for a term of three (3) years with automatic renewals unless terminated. Mr. Coleman’s agreement was effective on August 1, 2011. It provides that he will receive a salary of no less than $250,000 per year, subject to annual increases as determined by the Board. In addition, he is entitled to incentive compensation not to exceed two (2) times his base salary. The incentive compensation is payable in shares of common stock at the Company’s discretion. He is also entitled to participate in all other benefits that the Company may provide to other senior executives. The agreement contains a non-compete and non-solicitation provision.

Other Compensation

Corporate Performance Bonus

In 2012, we established a corporate performance bonus matrix for eligible employees and contractors based on the achievement of certain milestones, including timely completion of engineering projects, adherence to operating budgets, and revenue produced by each vertical market.

The milestones were weighted according to importance for the current year as determined by the CEO and CFO. Eligible employees and contractors had the ability to earn up to 200% of their base compensation. The end of year evaluation of performance is made at the company level and not on the level of each individual.

For 2012, the Company incented engineering personnel to complete a full demo-mobile system and the production of commercial equipment by the end of the third quarter, which was weighted at 50%. Executive officers were incented to control spending by adherence to operating budgets, which was weighted at 20%. Business development and sales personnel were incented to reach a pre-determined level of revenue by vertical market, which was weighted at 30%. For 2012, a 20% (of salary) corporate performance bonus was awarded to all executive officers, employees and eligible contractors of the Company for controlling spending and adherence to operating budgets.

Bonus accruals for the 2011 and 2012 calendar years were paid on February 5, 2014 and February 18, 2014 through the issuance of 82,335 and 16,867 common shares. The bonus awarded was allocated to general & administrative and development expenses in 2011 and 2012. During 2013, $2,335,000 of salary expense was reverse to account for the decrease in the fair market value of the accrued bonus from $2,633,000 at December 31, 2012 to $298,000 at December 31, 2013. The reason for the decrease is related to the decrease in the stock price of common shares used for settlement.

Post-Employment Compensation

In hiring our executive officers, we recognized that many of our desired candidates were leaving the security of employment with more mature companies where they had existing severance and change of control compensation rights. Accordingly, we sought to develop compensation packages that could attract qualified candidates to fill our most critical positions. At the same time, we were sensitive to the need to integrate new executive officers into our existing executive compensation structure. We believe these equity acceleration provisions will help our executive officers maintain continued focus and dedication to their responsibilities to help maximize stockholder value if there is a potential transaction that could involve a change in control of our company and a potential for the termination of their employment.

All of our executive officers are employees-at-will except our chief executive officer, John Coleman who has a three (3) year employment agreement. For a summary of the material terms and conditions of this employment agreement, see “Employment Agreements”.

Employee Benefits

We provide standard health, dental, vision, life and disability insurance benefits to our executive officers, on the same terms and conditions as provided to all other eligible employees. Our executive officers may also participate in our broad-based 401(k) plan, which currently does not include a company match or discretionary contribution. We believe these benefits are consistent with the broad based employee benefits provided at the companies with whom we compete for talent and therefore are important to attracting and retaining qualified employees.

We provide certain temporary living expenses to the Chief Executive Officer recognizing that such costs were critical to our ability to attract this individual to join us.

Equity Granting Policies

•	We encourage our named executive officers to hold a significant equity interest in our company, but have not set specific ownership guidelines.
•	While our board of directors has delegated authority to our compensation committee to grant equity awards to executive officers, all equity awards previously granted to our executive officers have been granted by our full board of directors.

Other than as described above, there were no post-employment compensation, pension or nonqualified deferred compensation benefits earned by the executive officers during the year ended December 31, 2013. We do not have any retirement, pension, or profit-sharing programs for the benefit of our directors, officers or other employees. The Board of Directors may recommend adoption of one or more such programs in the future.

Outstanding Equity Awards at 2013 Fiscal Year End

The following table presents information regarding outstanding options held by our named executive officers as of December 31, 2013:

	Option Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration date
George Schmitt	1,428	—		8.40	2/23/2020
Total	1,428	—
Richard Mooers(1)	30,714	—		19.25	1/2/2015
	78,571	—		70.00	1/19/2016
	—	10,000	(3)	1.63	11/19/2023
Total	109,285	10,000
John Coleman	1,428	—		8.75	3/8/2020
	14,285	—		7.00	6/16/2020
	19,048	9,523	(4)	8.75	4/14/2021
	—	40,000	(5)	1.63	11/19/2023
Total	34,761	49,523
Roger Branton(2)	30,714	—		19.25	1/2/2015
	78,571	—		70.00	1/19/2016
	—	30,000	(6)	1.63	11/19/2023
Total	109,285	30,000
James Woodyatt	21,428	—		192.50	1/10/2017
	6,666	3,334	(4)	7.88	4/14/2021
	—	30,000		1.63	11/19/2023
Total	28,094	33,334
Joseph Bobier	28,571	—		9.45	3/1/2014
	2,857	—		70.00	1/19/2016
	4,761	2,381	(4)	7.88	4/14/2021
	7,500	—		1.63	11/19/2023
Total	43,689	2,381

(1)	Held by family entities or trusts for the benefit of the children of Richard Mooers and his wife.
(2)	Held by trusts and entities for the benefit of Roger Branton, his wife and minor children.
(3)	3,333 of these options vest on November 19, 2014, 3,333 vest on November 19, 2015 and 3,334 vest on November 19, 2016.
(4)	The balance of these options vest on April 14, 2014.
(5)	13,333 of these options vest on November 19, 2014, 13,333 vest on November 19, 2015 and 13,334 vest on November 19, 2016.
(6)	10,000 of these options vest on November 19, 2014, 10,000 vest on November 19, 2015 and 10,000 vest on November 19, 2016.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than compensation arrangements, the following is a description of transactions to which we were a participant or will be a participant to, in which:

•	The amounts involved exceeded or will exceed the lesser of 1% of our total assets or $120,000; and
•	Any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Our Audit Committee considers and approves or disapproves any related person transaction as required by NASDAQ regulations.

Assumption of liabilities by MBTH

Effective July 1, 2011, we entered into an informal agreement with MBTH whereby MBTH assumed certain of our liabilities totaling $3.0 million, including certain payroll, management fees and other operating costs in the amount of $250,000 per month for a period of twelve months ended June 30, 2012. In consideration for this agreement, we issued 342,857 new shares to MBTH on June 23, 2011 at a price of $8.75 per share. On July 1, 2012 the agreement with MBTH to assume liabilities of the Company expired. Subsequent to the assumption of liability agreement and through December 31, 2012, MBTH paid additional liabilities on behalf of the Company amounting to $1,259,000. During 2013, MBTH paid additional liabilities on the behalf of the Company of approximately $2,506,000, the Company repaid MBTH $1,065,000 for liabilities previously paid by MBTH, and the Company refinanced $1,013,000 of liabilities previously paid by MBTH into the Bridge Loan (see Note 9 — Convertible Notes Payable) for a net increase in the related party liability of $428,000. The due to related party balance was $1,526,000 as of December 31, 2013. The due to related party balance was $1,331,000 as of March 4, 2014.

Convertible Shareholder Loans from MBTH

On May 19, 2011, we entered into a convertible promissory note (as modified by agreement on January 16, 2013, the “May 2011 Convertible Note”) whereby MBTH agreed to make available to us at its sole and absolute discretion principal advances in the amount of up to $15 million (subject to increase by mutual agreement). The loan was payable on final maturity, May 19, 2016, or earlier demand, and was convertible, at MBTH’s option, into our shares at a price of $26.25 per share. Interest was payable semi-annually in cash or shares, at our option, at the rate of 8% per year. Additionally, a facility fee of 2% was payable by us at maturity. The loan facility was secured against substantially all of our assets.

As of December 31, 2012, the Company had drawn down $17.2 million of principal balance under the May 2011 Convertible Note. The Company drew down an additional $450,000 on the May 2011 Convertible Note with MBTH from January 1, 2013 through January 16, 2013 to finance operating activities of the Company. As of December 31, 2012 the company had accrued interest and fees under the May 2011 Convertible Note of $1.1 million and the Company accrued additional interest and fees of $266,000 from January 1, 2013 through January 16, 2013.

On January 16, 2013, a committee of the independent (non-MBTH affiliated) directors decided that, subject to the Company having sufficient authorized capital, the conversion price of the principal advanced under the May 2011 Convertible Loan would be decreased from $26.25 to $13.30 per share (or any other such price as may be approved by the board before conversion having regard to the issue price per common share of any future equity financing of the Company by a third party) (the “Modified Strike Price”) and, in addition, the Company would issue to MBTH an additional 142,857 common shares upon the exercise in full of its conversion rights, termination of the May 2011 Convertible Loan and the discharge of all MBTH’s collateral over the Company’s assets.

The Company agreed to modify the exercise price on two options representing 571,428 underlying common shares granted to MBTH under the February 2011 Convertible Loan from $17.50 with respect to an option for 285,714 underlying shares and $35.00 with respect to an option for 285,714 common shares to the Modified Strike Price of $13.30. The Company also agreed to compensate MBTH for funding and other costs assumed by MBTH by issuing MBTH 16,474 common shares at the Modified Strike Price for the difference between the interest rate of 8% that the Company owed to MBTH under the May 2011 Convertible Loan and the interest rate of 9.5% that MBTH pays to investors for monies raised by MBTH.

The Company agreed to grant MBTH a warrant to subscribe for 42,857 common shares (the “42,857 Warrant”) with an exercise price of $0.35 per share. The warrant is contingent upon shareholders of MBTH electing to exercise a warrant issued to them by MBTH (the “MBTH Warrant”) in xG Technology, Inc. common shares. If the MBTH shareholder elect not to exercise the MBTH Warrant or they elect to exercise a portion or all of the MBTH Warrant into shares of MBTH, a proportionate number of common shares under the 42,857 Warrant will be issued to MBTH.

The Company agreed to award MBTH an option for 142,857 common shares with an exercise price equal to $8.75 per share.

On January 16, 2013, in consideration of the terms above, MBTH gave the Company notice to its intention to exercise the conversion rights on the 2011 Convertible Loan. On March 26, 2013, the Company issued 1,127,819 common shares to MBTH in consideration of the conversion rights under the May 2011 Convertible Note to convert the principal balance of $15.0 million principal balance into common shares at $13.30 per share and 142,857 common shares were issued for the discharge of MBTH’s collateral over the Company’s assets. The remaining principal balance and accrued interest and fees of $4.04 million, related to the 2011 Convertible Note, were converted into the Bridge Loan principal balance. The additional consideration described above was considered an induced conversion of the 2011 Convertible Loan. The Company recorded an inducement charge for the differential in the value of securities issued to the debt holder under the original terms compared to the value of securities issued to the debt holder under the amended terms. Additionally, the modification of options were accounted for as an inducement charge based upon the valuation of the option immediately prior to the amendment compared to the value of the option with the amended terms. As a result of the modified terms, the Company recorded a debt inducement charge of $14.1 million during the year ended December 31, 2013. The inducement charge was recorded as a reduction and increase to additional paid in capital as MBTH is a related party.

The Company agreed to award MBTH a 3% cash success fee if MBTH arranges additional financing for the Company by a third party (other than the Bridge Loan) or arranges a merger, consolidation or sale by the Company of substantially all of the assets to a third party.

Under a subscription agreement and convertible promissory note between the Company and MBTH dated January 16, 2013, MBTH committed to advance to the Company $5 million as part of a new convertible bridge loan for up to an aggregate of $10 million. The Bridge Loan is to refinance principal advances by MBTH under the May 2011 Shareholder Loan in excess of $15 million, all accrued interest and fees under the May 2011 Shareholder Loan and for general corporate purposes including; additional working capital and product development. The Bridge Loan was for a term of one year and is convertible, at each loan note holder’s option, into common shares at any time prior to final maturity at 95% of the price of any future equity financing completed by us (including the Initial Public Offering). Interest is payable at 20% per annum, semi-annually in cash or shares, at the option of each loan note holder. The Bridge Loan may be prepaid in whole (or in part), subject to payment of a minimum of six months’ interest if prepaid within the first six months. We may redeem 50% of the Bridge Loan without prepayment penalty by forcing a conversion into shares, provided that the shares are marginable and freely tradable on a liquid exchange, and provided further that, if such forced conversion is effected within six months from the date of the Bridge Loan, then we shall pay six month’s interest on the unpaid and unconverted principal balance of the Bridge Loan immediately before such forced conversion (such interest being payable in cash or shares, at the option of each loan note holder). For every $350 of principal amount of Bridge Loan advanced by MBTH, the loan note holder was issued one warrant to subscribe one share at a subscription price of $0.35 per share. The warrants are exercisable for a period of five years from issuance. We agreed to pay an origination fee of 5% to note holders.

On July 18, 2013, we exercised our right to force a conversion of 50% of the then outstanding principal balance under the Bridge Loan Agreement and received notification of intent to convert the remaining 50% of the principal balance under the Bridge Loan and all accrued interest and fees from MBTH and other non-related investors that investors holding a total principal balance under the Bridge Loan of $8,910,000 and accrued interest and fees of approximately $1,355,000.

On August 7, 2013, we repaid $125,000 to a non-related investor for investment into the Bridge Loan.

On August 22, 2013, we refinanced approximately $1,013,000 of liabilities previously paid by MBTH during 2013 on our behalf through the Bridge Loan and incurred an origination fee of approximately $50,000. We received notification from MBTH of their intent to convert the principal balance and accrued fees and interest of $101,000.

On August 22, 2013, we issued 2,187,529 common shares for the conversion of the balance of approximately $11,429,000 in principal and accrued interest and fees at a price per share of $5.225. Additionally, we issued warrants to purchase 1,093,778 underlying shares as additional consideration to the investors who exercised their conversion option. The warrants vested immediately and are exercisable into common shares at an exercise price of $6.87 per share and have a term of five years from the date of issuance.

One-time Agreement with MBTH

On September 30, 2013, directors of the Company not related with MBTH authorized a onetime agreement, whereby we issued to MBTH 1,599,453 shares of our common stock and a warrant to purchase 1,363,636 shares of our common stock at an exercise price of $6.87 per share for the difference in price between the shares issued to them in March 2013 at a price of $13.30 per share in exchange for the conversion of its 2011 Convertible Note and the $5.50 purchase price for shares sold in our initial public offering in July 2013. Additionally, the Modified Strike Price, agreed upon between the Company and MBTH in January 2013, of $13.30 per share for the two options representing 571,428 underlying shares granted to MBTH in February 2011 has been lowered to $5.50.

Due from Related Party

On November 20, 2013, the Company paid $1,350,000 to MBTH which is recorded as a related party receivable as of December 31, 2013. On January 7, 2014, MBTH paid the company $1,350,000 in repayment of the receivable balance.

Mooers Branton & Co., Incorporated

On March 2, 2006, we entered into a management agreement with Mooers Branton & Co. Incorporated, a Florida corporation, pursuant to which MBC agreed to provide certain management and financial services to us for a monthly fee of $80,000. The management agreement was effective January 1, 2006 and the liability to pay the fee was assumed for twelve months by MBTH on July 1, 2011. MBC is beneficially controlled and operated by Rick Mooers and Roger Branton.

Pursuant to the management agreement, MBC will provide services to us, which will include, but are not limited to, financial advice, strategic and financial planning, capital structure analysis and planning, and business development. In addition, MBC will provide certain office facilities, telephone and back-office administration as well as the services of a full-time office manager and administrator with other part-time assistance from time to time.

We incurred fees related to the management agreement of $960,000 in the years ended December 31, 2013 and 2012, of which $960,000 was assumed by MBTH in 2013 and 2012. These fees were recorded as an expense under general and administrative expenses and accrued under due to related party. These fees to MBC were separate to the compensation received by Rick Mooers and Roger Branton as officers of the Company.

Subsidiaries of Townes Tele-Communications, Inc. (“Townes Tele-Communications”)

On September 4, 2012, we entered into an Equipment Purchase Agreement and an Engineering Services Agreement with Northeast Florida Telephone Company, Inc. (“NEFCOM”), a MacClenny, Florida-based provider of local phone, long distance, Internet services and telephone equipment that is a wholly-owned subsidiary of Townes Tele-Communications. The purchase consisted of $2.4 million for xMax® cognitive radio networking equipment, including xMax® wireless access points, an xMSC mobile switching center, and xMod personal hotspots, and an estimated $0.9 million for engineering services. Under the terms of the order, we will be paid upon the delivery of xMax® equipment to NEFCOM.

Similarly, on November 24, 2012, we entered into Equipment Purchase Agreements and Engineering Services Agreements under substantially the same terms with the following other wholly-owned subsidiaries of Townes

Tele-Communications: Electra Telephone Company and Tatum Telephone Company (both based in Texas); Choctaw Telephone Company and MoKanDial Telephone Company (both based in Kansas); Haxtun Telephone Company (based in Colorado); and Walnut Hill Telephone Company (based in Arkansas) The purchases consisted in aggregate of $2.0 million for the purchase of xMax® cognitive radio networking equipment and an estimated $2.1 million for engineering services and other hardware.

Given that Larry Townes is one of our directors, and he is also a substantial shareholder of Townes Tele-Communications, the entering into the equipment purchase agreements and engineering services agreements described above by us are considered to be related party transactions.

On October 16, 2013, we completed the first delivery of our xMax comprehensive cognitive radio system, shipping equipment required to fulfill the $155,000 purchase order that was received from rural broadband provider Walnut Hill Telephone Company on November 26, 2012. Larry Townes is Chairman of Townes Tele-Communications, Inc., the parent company of Walnut Hill Telephone Company. Given that Larry Townes is a director of xG Technology, the sale of equipment to Walnut Hill Telephone Company is considered to be a related party transaction. Due to Walnut Hill Telephone Company waiting for the equipment to meet certain technical specifications, the revenue from this transaction is considered deferred revenue as of December 31, 2013.

On December 16, 2013, we sold our xMax comprehensive cognitive radio system to Haxtun Telephone Company for $301,000 to fulfill a purchase order that was received on November 24, 2012. Larry Townes is Chairman of Townes Tele-Communications, Inc., the parent company of Haxtun Telephone Company. Given that Larry Townes is a director of xG Technology, the sale of equipment to Haxtun Telephone Company is considered to be a related party transaction. Due to Haxtun Telephone Company waiting for the equipment to meet certain technical specifications, the revenue from this transaction is considered deferred revenue as of December 31, 2013.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors and executive officers, and persons who own more than ten (10%) percent of the Company’s common stock, to file with the SEC the initial reports of ownership and reports of changes in ownership of common stock. Officers, Directors and greater than ten (10%) percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Specific due dates for such reports have been established by the SEC, and the Company is required to disclose in this report any failure to file reports by such dates during fiscal year 2013. Based solely on its review of the copies of such reports received by it, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that during the fiscal year ended December 31, 2013, there was no failure to comply with Section 16(a) filing requirements applicable to its executive officers, directors or ten percent stockholders other than as listed in the table below:

Name	Number of Late Reports	Description
John Coleman	1	1 transaction was not reported on a timely basis (upon the acquisition of shares).
Roger Branton	3	3 transactions were not reported on a timely basis (1 upon becoming a required filer and 2 upon the acquisition of shares).
James Woodyatt	1	1 transaction was not reported on a timely basis (upon the acquisition of shares).
Belinda Marino	2	2 transactions were not reported on a timely basis (1 upon being appointed Secretary and 1 upon the acquisition of shares).
George Schmitt	3	3 transactions were not reported on a timely basis (1 upon becoming a required filer and 2 upon the acquisition of shares).
Gary Cuccio	2	2 transactions were not reported on a timely basis (1 upon being appointed Director and 1 upon the acquisition of shares).
Kenneth Hoffman	1	1 transaction was not reported on a timely basis (upon the acquisition of shares).
Richard Mooers	3	3 transactions were not reported on a timely basis (1 upon becoming a required filer and 2 upon the acquisition of shares).
Raymond Sidney	1	1 transaction was not reported on a timely basis (upon the acquisition of shares).
Larry Townes	2	2 transactions were not reported on a timely basis (1 upon being appointed Director and 1 upon the acquisition of shares).
MB Technology Holdings, LLC	2	2 transactions were not reported on a timely basis (1 upon becoming a required filer and 1 upon the acquisition of shares).

COMPENSATION COMMITTEE REPORT

The Report of the Compensation Committee (the “Compensation Report”) does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Compensation Report by reference therein.

Recommendations of the Compensation Committee.  We have reviewed and discussed the Compensation Discussion & Analysis (“CD&A”) with the Company’s management. Based on this review and these discussions, we recommended to the Board of Directors that the CD&A be included in the Company’s Annual Proxy for the fiscal year ended December 31, 2014.

This Compensation Report has been furnished by the Compensation Committee of the Board of Directors.

Larry Townes, Chairman
Gary Cuccio
Kenneth Hoffman
Raymond Sidney

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee (the “Audit Report”) does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Audit Report by reference therein.

Role of the Audit Committee

The Audit Committee’s primary responsibilities fall into three broad categories:

First, the Committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company’s management, including discussions with management and the Company’s outside auditors about draft annual financial statements and key accounting and reporting matters;

Second, the Committee is responsible for matters concerning the relationship between the Company and its outside auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to the Company; and determining whether the outside auditors are independent (based in part on the annual letter provided to the Company pursuant to Independence Standards Board Standard No. 1); and

Third, the Committee reviews financial reporting, policies, procedures, and internal controls of the Company.

The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee’s charter. In overseeing the preparation of the Company’s financial statements, the Committee met with management and the Company’s outside auditors, including meetings with the Company’s outside auditors without management present, to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the outside auditors. The Committee’s review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

With respect to the Company’s outside auditors, the Committee, among other things, discussed with Friedman LLP matters relating to its independence, including the disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Recommendations of the Audit Committee.  In reliance on the reviews and discussions referred to above, the Committee recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the SEC.

This report has been furnished by the Audit Committee of the Board of Directors.

Gary Cuccio, Chairman
Kenneth Hoffman
Larry Townes

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
(Proposal No. 2)

FRIEDMAN LLP (“Friedman”) has served as our independent auditors since March 21, 2012, and has been appointed by the Audit Committee of the Board of Directors to continue as our independent auditors for the fiscal year ending December 31, 2014.

At the Annual Meeting, the stockholders will vote on a proposal to ratify this selection of the auditors. If this ratification is not approved by the affirmative vote of a majority of the shares present at the Annual Meeting, in person or by proxy, and voting on the matter, the Board will reconsider its selection of auditors.

Friedman has no interest, financial or otherwise, in our Company. We do not currently expect a representative of Friedman to physically attend the Annual Meeting, however, it is anticipated that a Friedman representative will be available to participate in the Annual Meeting via telephone in the event he or she wishes to make a statement, or in order to respond to appropriate questions.

The following table presents aggregate fees for professional services rendered by our principal independent registered public accounting firm, Friedman for the audit of our annual consolidated financial statements for the fiscal year ended December 31, 2013 and 2012.

	For the Year Ended December 31,
	2013	2012
Audit fees(1)	$156,110	$119,743
Audit-related fees	—	—
Tax fees	—	—
All other fees(2)	187,771	119,743
Total fees	$343,881	$119,743

(1)	Audit fees were for professional services rendered for the audits of the financial statements of the Company, assistance with review of documents filed with the Securities and Exchange Commission, consents, and other assistance required to be performed by our independent registered public account firm.
(2)	Other fees were for professional services rendered and consents issued related to the initial public offering and the secondary offering.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services. The Chairman of the Audit Committee has been delegated the authority by the Committee to pre-approve interim services by the independent auditors other than the annual audit. The Chairman must report all such pre-approvals to the entire Audit Committee at the next Committee meeting.

Required Vote

Delaware law and our Bylaws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Certificate of Incorporation, as amended or applicable Delaware law), the affirmative vote of a majority of the shares present, in person or by proxy, and voting on the matter, will be required for approval. Accordingly, the affirmative vote of a majority of the shares present at the Annual Meeting, in person or by proxy, and voting on the matter, will be required to ratify the Board’s selection of Friedman LLP as our independent auditors for the fiscal year ending December 31, 2014.

At the Annual Meeting a vote will be taken on a proposal to ratify the selection of Friedman as our independent auditors for the fiscal year ending December 31, 2014.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF FRIEDMAN AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

APPROVAL OF AUTHORIZED SHARE REDUCTION
(Proposal No. 3)

PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION, AS AMENDED TO EFFECT A REDUCTION ON THE COMPANY’S NUMBER OF AUTHORIZED SHARES

Introduction

We are asking our stockholders to approve an amendment to the Company’s Certificate of Incorporation, as amended to reduce the number of authorized shares of the Company’s Common Stock from 300,000,000 to 100,000,000 (the “Share Reduction”).

If approved by stockholders, the Share Reduction will become effective upon the filing of a certificate of amendment to the Company’s Certificate of Incorporation, as amended with the Secretary of State of Delaware. The text of such certificate of amendment shall be substantially in the form attached hereto as Appendix D.

Reasons for the Proposed Reduction

The reason for the Share Reduction is to effect a significant saving in the amount of franchise tax that the Company must pay each year in Delaware. As a result of our increased in authorized shares and reverse stock splits in 2013, the Company’s Delaware franchise tax stands to increase significantly without a reduction of authorized shares. The Company pays franchise tax in Delaware based, in part, on the number of shares of common stock and preferred stock that are authorized in the Company's Certificate of Incorporation, as amended. By reducing the authorized number of shares as proposed, the Company will reduce its annual franchise tax from approximately $130,000 prior to the Share Reduction to approximately $45,000 after the Share Reduction.

Impact of the Proposed Reduction

If approved, the proposed reduction of authorized shares will not impact issued and outstanding shares of Common Stock or outstanding warrants or options to purchase our common stock.

As of April 25, 2014, 24,090,360 shares of Common Stock were issued and outstanding, and no shares of Series A Preferred Stock were issued and outstanding. The Board has no pending plans involving the issuance of additional common or preferred stock and believes that the new reduced level of authorized shares will be adequate to cover anticipated requirements in the foreseeable future. In the event that additional authorized shares are needed in the future, the stockholders will be asked to approve an amendment to the Certificate of Incorporation, as amended to increase the authorized shares to the level needed at that time.

Recommendation

The Board of Directors has authorized, and recommends for your approval to reduce the number of authorized shares.

Reservation of Rights

We reserve the right to abandon the Share Reduction without further action by our stockholders at any time before the filing of the amendments to the Certificate of Incorporation, as amended with the Delaware Secretary of State, even if the Share Reduction has been authorized by our stockholders at the Annual Meeting, and by voting in favor of the Share Reduction you are expressly also authorizing us to determine not to proceed with the Share Reduction if we should so decide.

Required Vote

The approval of the amendment of the Certificate of Incorporation, as amended authorizing the Share Reduction will require the affirmative vote of the holders of a majority of the Company’s outstanding shares of common stock entitled to vote, in person or by proxy, provided a quorum is present. Thus, any abstentions or limited proxies will be counted for the purpose of meeting the quorum requirements, and abstentions will not count for purposes of determining the number of votes cast in favor of this proposal.

At the Annual Meeting a vote will be taken on a proposal to approve the Share Reduction.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION, AS AMENDED TO REDUCE THE NUMBER OF AUTHORIZED SHARES.

ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION
(Proposal No. 4)

As required by Section 14A of the Securities Exchange Act of 1934 (as amended), the Board of Directors is holding a separate, non-binding advisory vote seeking approval of the compensation of the Company’s Named Executive Officers, as disclosed in the “Executive Compensation” portion of this Proxy Statement. This proposal, commonly known as “Say on Pay,” gives you the opportunity to indicate your support or lack of support for the Company’s fiscal 2014 compensation practices and programs for the Named Executive Officers by voting on the following resolution:

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

As described in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Company has established a compensation program that is designed to attract and retain key employees, and reward those employees for the short-term and long-term performance of the Company.

We encourage stockholders to review the information set forth above under “COMPENSATION COMMITTEE REPORT” and “EXECUTIVE COMPENSATION”, including the “Compensation Discussion and Analysis” and the tabular and narrative disclosure. As noted in the Compensation Discussion and Analysis:

•	Our goal is to attract, motivate, and retain key executives and to reward executives for value creation;
•	We have structured our compensation packages to foster a performance-oriented environment by tying a significant portion of each executive’s cash and equity compensation to the achievement of performance targets that are important to the Company and its stockholders; and
•	This is not a mechanical process, and our Board of Directors has used its judgment and experience and works with our Compensation Committee to determine the appropriate mix of compensation for each individual.

Required Vote

Because the vote is advisory, it will not be binding upon the Board or the Compensation Committee and neither the Board nor the Compensation Committee will be required to take any action as a result of the outcome of the vote on this Proposal. The Compensation Committee will carefully consider the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS STRONGLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE RESOLUTION TO APPROVE THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS.

ADVISORY RESOLUTION ON THE FREQUENCY OF THE STOCKHOLDERS’ SAY ON PAY
(Proposal No. 5)

As mentioned above, recently enacted legislation requires that we include in this Proxy Statement a separate non-binding stockholder vote to advise on whether the Say-on-Pay vote should occur every one, two or three years. You have the option to vote for any one of the three options, or to abstain on the matter.

The Board has determined that an advisory vote on executive compensation every three years is the best approach for the Company based on a number of considerations, including the following:

•	Our compensation program is designed to induce performance over a multi-year period. A vote held every three years would be more consistent with, and provide better input on, our long-term compensation, which constitutes a significant portion of the compensation of our named executive officers;
•	A three-year vote cycle gives the Board sufficient time to thoughtfully consider the results of the advisory vote and to implement any desired changes to our executive compensation policies and procedures; and
•	A three-year cycle will provide stockholders sufficient time to evaluate the effectiveness of our short- and long-term compensation strategies and the related business outcomes of the Company.

Required Vote

Although the vote is non-binding, our Board of Directors and the Compensation Committee will take into account the outcome of the vote when making future decisions about the Company’s executive compensation policies and procedures. The Company’s stockholders also have the opportunity to provide additional feedback on important matters involving executive compensation even in years when Say-on-Pay votes do not occur. For example, as discussed under “Stockholder Communications”, the Company provides stockholders an opportunity to communicate directly with the Board, including on issues of executive compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE TO CONDUCT AN ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY THREE YEARS.

FUTURE STOCKHOLDER PROPOSALS

The Board of Directors has not yet determined the date on which the next Annual Meeting of Stockholders will be held. Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with the rules and regulations adopted by the Securities and Exchange Commission. Any proposal which an eligible stockholder desires to have included in our proxy statement and presented at the next Annual Meeting of Stockholders will be included in our proxy statement and related proxy card if it is received by us a reasonable time before we begin to print and send our proxy materials and if it complies with Securities and Exchange Commission rules regarding inclusion of proposals in proxy statements. In order to avoid controversy as to the date on which we receive a proposal, it is suggested that any stockholder who wishes to submit a proposal submit such proposal by Certified Mail, Return Receipt Requested.

Other deadlines apply to the submission of stockholder proposals for the next Annual Meeting that are not required to be included in our proxy statement under Securities and Exchange Commission rules. With respect to these stockholder proposals for the next Annual Meeting, a stockholder’s notice must be received by us a reasonable time before we begin to print and send our proxy materials. The form of proxy distributed by the Board of Directors for such meeting will confer discretionary authority to vote on any such proposal not received by such date. If any such proposal is received by such date, the proxy statement for the meeting will provide advice on the nature of the matter and how we intend to exercise our discretion to vote on each such matter if it is presented at that meeting.

EXPENSES AND SOLICITATION

We will bear the costs of printing and mailing proxies. In addition to soliciting stockholders by mail or through our regular employees, we may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have shares of our Common Stock registered in the name of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some stockholders following the original solicitation.

OTHER BUSINESS

The Board of Directors knows of no other items that are likely to be brought before the meeting except those that are set forth in the foregoing Notice of Annual Meeting of Stockholders. If any other matters properly come before the meeting, the persons designated on the enclosed proxy will vote in accordance with their judgment on such matters.

ADDITIONAL INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F Street, N.E., Washington, D.C. 20549 or may be accessed at www.sec.gov. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. You are encouraged to review our Annual Report on Form 10-K, together with any subsequent information we filed or will file with the SEC and other publicly available information. A copy of any public filing is also available, at no charge, by contacting our legal counsel, Robinson Brog Leinwand Greene Genovese & Gluck P.C., Attn: David E. Danovitch, Esq. at 212-603-6300.

*************

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute, and promptly return the accompanying proxy card.

April 30, 2014	By Order of the Board of Directors,
/s/ John C. Coleman John C. Coleman Chief Executive Officer

Appendix A

xG Technology, Inc.

AUDIT COMMITTEE CHARTER

Role

The Audit Committee of the Board of Directors assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and reporting practices of the Company, and such other duties as directed by the Board. The Committee’s purpose is to oversee the accounting and financial reporting processes of the Company, the audits of the Company’s financial statements, the qualifications of the public accounting firm engaged as the Company's independent auditor to prepare or issue an audit report on the financial statements of the Company, and the performance of the Company's internal and independent auditors. The Committee’s role includes a particular focus on the qualitative aspects of financial reporting to shareholders, the Company’s processes to manage business and financial risk, and compliance with significant applicable legal, ethical, and regulatory requirements. The Committee is directly responsible for the appointment, compensation, retention and oversight of the independent auditor.

Membership

The membership of the Committee shall consist of at least three directors, all of whom shall meet the independence requirements established by the Board and applicable laws, regulations and listing requirements provided, that to the extent that the Board so determines and applicable laws, regulations and listing requirements permit (as, for instance, with regard to companies which are “Small Business Issuers” within the meaning of the applicable rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”), the membership of the Committee may consist of at least two directors or, if the membership of the Committee consists of at least three directors, one need not meet the aforesaid independence requirements. Each member shall in the judgment of the Board have the ability to read and understand fundamental financial statements. At least one member of the Committee shall in the judgment of the Board be an “audit committee financial expert” as defined by the rules and regulations promulgated by the SEC (the “SEC Rules”), and at least one member (who may also serve as the audit committee financial expert) shall in the judgment of the Board meet the applicable financial sophistication standard as defined by the requirements of the market or exchange on which the Company’s securities may from time to time be listed or qualified for trading. The Board appoints the members of the Committee and the chairperson. The Board may remove any member from the Committee at any time with or without cause.

Operations

The Committee shall meet at least six times a year. Additional meetings may occur as the Committee or its chair deems advisable. The Committee will cause to be kept adequate minutes of all its proceedings, and will report on its actions and activities at the next quarterly meeting of the Board. Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent. The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee is authorized and empowered to adopt its own rules of procedure not inconsistent with (a) any provision of this Charter, (b) any provision of the Bylaws of the Company, or (c) the laws of the state of Delaware.

Communications

The independent auditor reports directly to the Committee. The Committee is expected to maintain free and open communication with the independent auditor, the internal auditors, and management. This communication will include periodic private executive sessions with each of these parties.

Education

The Company is responsible for providing new members with appropriate orientation briefings and educational opportunities, and the full Committee with educational resources related to accounting principles and procedures, current accounting topics pertinent to the Company and other material as may be requested by the Committee. The Company will assist the Committee in maintaining appropriate financial literacy.

Authority

The Committee will have the resources and authority necessary to discharge its duties and responsibilities. The Committee has sole authority to retain and terminate outside financial experts or similar consultants, as it deems appropriate, including sole authority to approve the firms' fees and other retention terms. The Committee will be provided with appropriate funding by the Company, as the Committee determines, for the payment of compensation to the Company's independent auditor and other advisors as it deems appropriate, and ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company, and the Committee will take all necessary steps to preserve the privileged nature of those communications.

The Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee.

Responsibilities

The Committee’s specific responsibilities in carrying out its oversight role are delineated in the Audit Committee Responsibilities Calendar. The Responsibilities Calendar will be updated annually to reflect changes in regulatory requirements, authoritative guidance, and evolving oversight practices. As the compendium of Committee responsibilities, the most recently updated Responsibilities Calendar will be considered to be an addendum to this Charter.

The Committee relies on the expertise and knowledge of management, the internal auditors and the independent auditor in carrying out its oversight responsibilities. Management of the Company is responsible for determining the Company’s financial statements are complete, accurate and in accordance with generally accepted accounting principles. The independent auditor is responsible for auditing the Company’s financial statements. It is not the duty of the Committee to plan or conduct audits, to determine that the financial statements are complete and accurate and in accordance with generally accepted accounting principles, to conduct investigations, or to assure compliance with laws and regulations or the Company’s standards of business conduct, codes of ethics, internal policies, procedures and controls.

XG Technology, Inc. Audit Committee Responsibilities Calendar

WHEN PERFORMED Audit Committee Meetings
RESPONSIBILITY		Q1	Q2	Q3	Q4	As Needed
1.	The agenda for Committee meetings will be prepared in consultation between the Committee chair (with input from the Committee members), Finance management, and the independent auditor.	X	X	X	X	X
2.	Review and update the Audit Committee Charter and Responsibilities Calendar annually.				X
3.	Complete an annual evaluation of the Committee’s performance.		X
4.	Provide a report in the annual proxy that includes the Committee’s review and discussion of matters with management and the independent auditor.	X
5.	Include a copy of the Committee charter as an appendix to the proxy statement at least once every three years. Appoint or replace the independent auditor and approve.					X

WHEN PERFORMED Audit Committee Meetings
RESPONSIBILITY		Q1	Q2	Q3	Q4	As Needed
6.	The terms on which the independent auditor is engaged for the ensuing fiscal year. At least annually, evaluate the independent auditor's qualifications, performance, and independence, including that of the lead partner. The evaluation will include obtaining a written report from the independent auditor describing: the firm’s internal quality control procedures; any material issues raised by the most recent internal.				X
7.	Quality control review, or peer review, of the firm or by any inquiry or investigation by governmental or professional authorities within the past five years, concerning an independent audit or audits carried out by the firm, and any steps taken to deal with those issues; and all relationships between the independent auditor and the Company.				X	X
8.	Resolve any disagreements between management and the independent auditor about financial reporting. Establish and oversee a policy designating permissible services that the independent auditor may perform for the Company, providing for pre-approval of those services by.					X
9.	The Committee subject to the de minimis exceptions permitted under applicable rules, and quarterly review of any services approved by the designated member under the policy and the firm’s non-audit services and related fees.	X	X	X	X	X
10.	Review the responsibilities, functions and performance of the Company's internal audit department.			X
11.	Ensure receipt from the independent auditor of a formal written statement delineating all relationships between the auditor and the company, consistent with Independence Standards Board Standard No. 1, and actively engage in a dialogue with the auditor about any disclosed relationships or services that may impact the objectivity and independence of the auditor, and take appropriate action to oversee the independence of the independent auditor.	X
12.	Advise the Board about the Committee’s determination whether the Committee consists of three or more members all of whom are financially literate, including at least one member who has financial sophistication and is a financial expert.	X
13.	Inquire of Finance management and the independent auditor about significant risks or exposures, review the Company's policies for risk assessment and risk management, and assess the steps management has taken to control such risk to the Company.				X	X
14.	Review with the independent auditor and Finance management the audit scope and plan, and coordination of audit efforts to ensure completeness of coverage, reduction of redundant efforts, the effective use of audit resources, and the use of independent public accountants other than the appointed auditors of the Company.	X		X		X
15.	Consider and review with Finance management and the independent auditor:
	a. The Company’s annual assessment of the effectiveness of its internal controls and the independent auditor’s attestation and report about the Company’s assessment.	X

WHEN PERFORMED Audit Committee Meetings
RESPONSIBILITY		Q1	Q2	Q3	Q4	As Needed
	b. The adequacy of the Company's internal controls including computerized information system controls and security.	X
	c. Any related significant findings and recommendations of the independent auditor and internal audit together with management's responses.					X
16.	Review with Finance management any significant changes to GAAP and/or MAP policies or standards.	X	X	X	X
17.	Review with Finance management and the independent auditor at the completion of the annual audit:
	a. The Company's annual financial statements and related footnotes.	X				X
	b. The independent auditor’s audit of the financial statements and its report thereon.	X				X
	c. Any significant changes required in the independent auditor’s audit plan.	X				X
	d. Any serious difficulties or disputes with management encountered during the course of the audit and management's response.	X				X
	e. Other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.	X				X
18.	Review with Finance management and the independent auditor at least annually the Company’s critical accounting policies.	X				X
19.	Review policies and procedures with respect to transactions between the Company and officers and directors, or affiliates of officers or directors, or transactions that are not a normal part of the Company’s business, and review and approve those related-party transactions that would be disclosed pursuant to SEC Regulation S-K, Item 404.				X	X
20.	Consider and review with Finance management:
	a. Significant findings during the year and management’s responses.	X	X	X	X	X
	b. Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.	X	X	X	X	X
	c. Any changes required in planned scope of their audit plan.	X	X	X	X	X
21.	Participate in a telephonic meeting among Finance management and the independent auditor before each earnings release to discuss the earnings release, financial information and earnings guidance.	X	X	X	X
22.	Review and discuss with Finance management and the independent auditor the Company's quarterly financial statements.	X	X	X	X
23.	Review the periodic reports of the Company with Finance management and the independent auditor prior to filing of the reports with the SEC, including the disclosures under “Management's Discussion and Analysis of Financial Condition and Results of Operations”.	X	X	X	X

WHEN PERFORMED Audit Committee Meetings
RESPONSIBILITY		Q1	Q2	Q3	Q4	As Needed
24.	In connection with each periodic report of the Company, review:
	a. Management’s disclosure to the Committee and the independent auditor under Section 302 of the Sarbanes-Oxley Act, including identified changes in internal control over financial reporting.	X	X	X	X
	b. The contents of the Chief Executive Officer and the Chief Financial Officer certificates to be filed under Sections 302 and 906 of the Sarbanes-Oxley Act.	X	X	X	X
25.	Monitor the appropriate standards adopted as a code of conduct for the Company.		X			X
26.	Review with the applicable officer of the Company legal and regulatory matters that may have a material impact on the financial statements, related Company compliance policies, and programs and reports received from regulators.	X	X	X	X
27.	Develop, review and oversee procedures for (i) receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters, and (ii) the confidential, anonymous submission of employee concerns regarding accounting or auditing matters. The procedures established pursuant to this paragraph should also be made available for use by persons making reports under the Company’s Code of Conduct or Whistleblower Policy.		X			X
28.	Meet with the independent auditor in executive session to discuss any matters the Committee or the independent auditor believes should be discussed privately with the Audit Committee.	X	X	X	X
29.	Meet with Finance management in executive sessions to discuss any matters the Committee or Finance management believes should be discussed privately with the Audit Committee.					X
30.	Set clear hiring policies for the Company's hiring of employees or former employees of the independent auditor who were engaged in the Company's account, and ensure the policies comply with any regulations applicable to the Company.					X

Appendix B

xG Technology, Inc.

COMPENSATION COMMITTEE CHARTER

Role

The Compensation Committee’s role is to discharge the Board’s responsibilities relating to compensation of the Company’s executives, to produce an annual report on executive compensation for inclusion in the Company’s proxy statement, and to oversee and advise the Board on the adoption of policies that govern the Company’s compensation programs, including stock and benefit plans.

Membership

The membership of the Committee consists of at least three directors, all of whom shall, except as otherwise permitted under applicable laws, regulations and listing requirements, (a) meet the independence requirements established by the Board and applicable laws, regulations and listing requirements, (b) be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and (c) be an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. The Board appoints the members of the Committee and the chairperson. The Board may remove any member from the Committee at any time with or without cause.

Operations

The Committee shall meet at least once a year. Additional meetings may occur as the Committee or its chair deems advisable. The Committee will cause to be kept adequate minutes of all its proceedings, and will report on its actions and activities at the next quarterly meeting of the Board. Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent. The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee is authorized to adopt its own rules of procedure not inconsistent with (a) any provision of this Charter, (b) any provision of the Bylaws of the Company, or (c) the laws of the state of Delaware.

Authority

The Committee will have the resources and authority necessary to discharge its duties and responsibilities. The Committee has sole authority to retain and terminate compensation consultants retained to assist the Committee in determining the compensation of the Chief Executive Officer or senior executive officers, or other similar experts or consultants, as it deems appropriate, including sole authority to approve the firms' fees and other retention terms. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Committee will take all necessary steps to preserve the privileged nature of those communications.

The Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee.

Responsibilities

Subject to the provisions of any applicable xG Technology corporate governance policies, the principal responsibilities and functions of the Compensation Committee are as follows:

1.	Review the competitiveness of the Company’s executive compensation programs to ensure (a) the attraction and retention of corporate officers, (b) the motivation of corporate officers to achieve the Company’s business objectives, and (c) the alignment of the interests of key leadership with the long-term interests of the Company’s shareholders.
2.	Review trends in management compensation, oversee the development of new compensation plans, and, when necessary, approve the revision of existing plans.

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3.	Review and approve the compensation structure for corporate officers at the level of corporate vice president and above.
4.	Oversee an evaluation of the performance of the Company's executive officers and approve the annual compensation, including salary, bonus, incentive and equity compensation, for the executive officers.
5.	Review and approve CEO goals and objectives, evaluate CEO performance in light of these corporate objectives, and set CEO compensation consistent with company philosophy. The CEO may not be present during deliberations or voting concerning the CEO's compensation. The CEO will be reviewed by the Chairman of the Board. The results of the annual CEO evaluation will be considered in setting CEO salary and other compensation.
6.	Review and approve compensation packages for new corporate officers and termination packages for corporate officers as requested by management.
7.	Review and discuss with the Board and senior officers plans for officer development and corporate succession plans for the CEO and other senior officers.
8.	Review and make recommendations concerning long-term incentive compensation plans, including the use of equity-based plans. Except as otherwise delegated by the Board, the Committee will act on behalf of the Board as the “Committee” established to administer equity-based and employee benefit plans, and as such will discharge any responsibilities imposed on the Committee under those plans, including making and authorizing grants, in accordance with the terms of those plans.
9.	Review periodic reports from management on matters relating to the Company’s personnel appointments and practices.
10.	Produce an annual Report of the Compensation Committee on Executive Compensation for the Company’s annual proxy statement in compliance with applicable Securities and Exchange Commission rules and regulations and relevant listing authority.
11.	Regularly review and make recommendations about changes to the charter of the Committee.
12.	Obtain or perform an annual evaluation of the Committee's performance and make applicable recommendations.

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Appendix C

xG Technology, Inc.

GOVERNANCE AND NOMINATION COMMITTEE CHARTER

Role

The Governance and Nomination Committee’s role is to determine the slate of director nominees for election to the Company’s Board of Directors, to identify and recommend candidates to fill vacancies occurring between annual shareholder meetings, to review, evaluate and recommend changes to the Company’s corporate governance policies, and to review the Company's policies and programs that relate to matters of corporate responsibility, including public issues of significance to the Company and its stakeholders.

Membership

The membership of the Committee consists of at least two directors, each of whom shall meet the independence requirements established by the Board and applicable laws, regulations and listing requirements, provided, that if the Committee consists of at least three directors and applicable laws, regulations and listing requirements so permit, one of those directors need not meet independence requirements. The Board appoints the members of the Committee and the chairperson. The Board may remove any member from the Committee at any time with or without cause.

Operations

The Committee shall meet at least once a year. Additional meetings may occur as the Committee or its chair deems advisable. The Committee will cause to be kept adequate minutes of all its proceedings, and will report on its actions and activities at the next quarterly meeting of the Board (or within four months, whichever occurs sooner). Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent. The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee is authorized and empowered to adopt its own rules of procedure not inconsistent with (a) any provision of this Charter, (b) any provision of the Bylaws of the Company, or (c) the laws of the state of Delaware.

Authority

The Committee will have the resources and authority necessary to discharge its duties and responsibilities. The Committee has sole authority to retain and terminate any search firm used to identify director candidates, or other similar experts or consultants, as it deems appropriate, including sole authority to approve such firms' fees and other retention terms. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Committee will take all necessary steps to preserve the privileged nature of those communications.

The Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee.

Responsibilities

Subject to the provisions of the Corporate Governance Guidelines, the principal responsibilities and functions of the Governance and Nomination Committee are as follows:

1.	Annually evaluate and report to the Board on the performance and effectiveness of the Board to facilitate the directors fulfilling their responsibilities in a manner that serves the interests of xG Technology, Inc.’s shareholders.
2.	Annually present to the Board a list of individuals recommended for nomination for election to the Board at the annual meeting of shareholders.
3.	Before recommending an incumbent, replacement or additional director, review his or her qualifications, including capability, availability to serve, conflicts of interest, and other relevant factors.

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4.	Assist in identifying, interviewing and recruiting candidates for the Board.
5.	Annually review the composition of each committee and present recommendations for committee memberships to the Board as requested by the Board.
6.	Periodically review the compensation paid to non-employee directors for annual retainers (including Board and committee Chairs) and meeting fees, if any, and make recommendations to the Board for any adjustments. No member of the Committee will act to fix his or her own compensation except for uniform compensation to directors for their services as such.
7.	Develop and periodically review and recommend to the Board appropriate revisions to the Company's corporate governance policies.
8.	Monitor compliance with the Company’s corporate governance policies.
9.	Regularly review and make recommendations about changes to the charter of the Governance and Nomination Committee.
10.	Regularly review and make recommendations about changes to the charters of other Board committees after consultation with the respective committee chairs.
11.	Obtain or perform an annual evaluation of the Committee's performance and make applicable recommendations.
12.	Assist the Chairman of the Board, if the Chairman is a non-management director, or otherwise the Chairman of the Committee acting as Lead Independent Director, in leading the Board’s annual review of the Chief Executive Officer's performance.

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Appendix D

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION OF
xG TECHNOLOGY, INC.

xG Technology, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

FIRST:  The name of the Corporation is xG Technology, Inc.

SECOND:  This Certificate of Amendment (this “Certificate of Amendment”) amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation filed with the Secretary of State on September 17, 2013 (the “Certificate of Incorporation”) and any amendments thereto.

THIRD:  The Article numbered 4 of the Certificate of Incorporation is hereby deleted and replaced in its entirety with the following:

4.	The total number of shares of all classes of stock which the Corporation is authorized to issue is 110,000,000 shares, divided into 100,000,000 shares of common stock, par value $0.00001 per share (“Common Stock”), and 10,000,000 shares of “Blank Check” preferred stock, par value $0.00001 per share (“Preferred Stock”), as more fully described below:
(a)	Common Stock. Each holder of record of Common Stock shall have the right to one vote for each share of Common Stock registered in the holder’s name on the books of the Corporation on all matters submitted to a vote of stockholders except as the right to exercise such vote may be limited by the provisions of this Certificate of Incorporation or of any class or series of Preferred Stock established hereunder. The holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors from time to time, provided that required dividends, if any, on Preferred Stock have been paid or provided for. In the event of the liquidation, dissolution, or winding up, whether voluntary or involuntary, of the Corporation, the assets and funds of the Corporation available for distribution to stockholders, and remaining after the payment to holders of Preferred Stock of the amounts, if any, to which they are entitled, shall be divided and paid to the holders of Common Stock according to their respective shares.
(b)	Preferred Stock. The shares of Preferred Stock may be divided and issued from time to time in one or more classes and/or series within any class or classes as may be determined by the Board of Directors of the Corporation, each such class or series to be distinctly designated and to consist of the number of shares determined by the Board of Directors. The Board of Directors of the Corporation is hereby expressly vested with authority to adopt resolutions with respect to any unissued and/or treasury shares of Preferred Stock to issue the shares, to fix the number of shares constituting any class or series, and to provide for the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions, if any, of Preferred Stock, and each class or series thereof, in each case without approval of the stockholders. The authority of the Board of Directors with respect to each class or series of Preferred Stock shall include, without limiting the generality of the foregoing, the determination of the following:
(1)	The number of shares constituting that class or series and the distinctive designation of that class or series;
(2)	The dividend rate on the shares of that class or series, whether dividends shall be cumulative, and, if so, from which date or dates;
(3)	Whether that class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

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(4)	Whether that class or series shall have conversion privileges (including rights to convert such class or series into the capital stock of the Corporation or any other entity) and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;
(5)	Whether or not shares of that class or series shall be redeemable, and if so, the terms and conditions of such redemption (including any sinking fund provisions), the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions;
(6)	The rights of the shares of that class or series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and
(7)	Any other relative rights, preferences and limitations of that class or series as may be permitted or required by law.

The number of shares, voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions, if any, of any class or series of Preferred Stock which may be designated by the Board of Directors may differ from those of any and all other class or series at any time outstanding.

(c)	Increase in Authorized Preferred Stock. Except as otherwise provided by law or in a resolution or resolutions establishing any particular class or series of Preferred Stock, the aggregate number of authorized shares of Preferred Stock may be increased by an amendment to this Certificate of Incorporation approved solely by the holders of Common Stock and of any class or series of Preferred Stock which is entitled pursuant to its voting rights designated by the Board of Directors to vote thereon, if at all, voting together as a class.

FOURTH:  This amendment was duly adopted in accordance with the provisions of Sections 212 and 242 of the General Corporation Law of the State of Delaware.

FIFTH:  This Certificate of Amendment shall be effective as of EST on the date written below.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officer thereunto duly authorized this day of June, 2014.

XG TECHNOLOGY, INC.

By:	/s/ John C. Coleman Name: John C. Coleman Title: Chief Executive Officer

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YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

xG TECHNOLOGY, INC.

2014 Annual Meeting of Stockholders

June 11, 2014,
9:00 A.M. Eastern Time

Label Area 4” x 1 3/4”

This Proxy is Solicited On Behalf Of The Board Of Directors

Please Be Sure To Mark, Sign, Date and Return Your Proxy Card in the Envelope Provided

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, and 4 and FOR EVERY “THREE (3) YEARS” FOR PROPOSAL 5.

	FOR all Nominees	WITHHOLD AUTHORITY for all Nominees	FOR ALL EXCEPT (see instruction below)
1. Election of Directors	☐	☐	☐

NOMINEES:

(01) George F. Schmitt
(02) John C. Coleman
(03) Gary Cuccio
(04) Kenneth Hoffman
(05) Richard L. Mooers
(06) Raymond M. Sidney
(07) Larry C. Townes

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark **“FOR ALL EXCEPT”** and write the name of the nominee you wish to withhold authority on the line below.

____

	FOR	AGAINST	ABSTAIN
2. To approve a proposal to ratify the Board’s selection of **FRIEDMAN LLP** as the Company’s independent auditors for the fiscal year ending December 31, 2014.	☐	☐	☐
3. To approve a proposal to amend the Company’s Certificate of Incorporation to reduce the number of authorized shares of the Company’s Common Stock from 300,000,000 to 100,000,000.	☐	☐	☐
4. To approve, on an advisory basis, a resolution to approve the compensation of the Company’s named executive officers.	☐	☐	☐

	3 YEARS	2 YEARS	1 YEAR	ABSTAIN
5. To consider and act upon a frequency of advisory vote on the compensation of named executive officers.	☐	☐	☐	☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THE PROXY SHALL BE VOTED **FOR** THE ELECTION OF THE LISTED NOMINEES AS DIRECTORS, **FOR** THE RATIFICATION OF FRIEDMAN LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014, **FOR** AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION, AS AMENDED PROVIDING FOR A REDUCTION OF THE COMPANY’S NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, **FOR** THE APPROVAL OF COMPENSATION TO THE COMPANY’S NAMED EXECUTIVE OFFICERS, **FOR** THE APPROVAL OF THE FREQUENCY OF THE ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS TO BE EVERY THREE (3) YEARS.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature ______________________ **Signature** ______________________ **Date** __________, **2014.**

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.

The proxy statement is available at http://www.cstproxy.com/xgtechnology/2014

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

xG TECHNOLOGY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Revoking all prior proxies, the undersigned, a stockholder of xG TECHNOLOGY, INC. (the "Company"), hereby appoints Roger Branton and Benjamin Dickens or either of them, as attorneys-in-fact and agents of the undersigned, with full power of substitution, to vote all of the shares of the Company's common stock, par value $0.00001 per share ("Common Stock"), owned by the undersigned at the Annual Meeting of Stockholders of the Company to be held on June 11, 2014 at the Company's offices at 7771 West Oakland Park Blvd., Suite 225, Sunrise, FL 33351, at 9:00 a.m. Eastern Time, and at any adjournment thereof, as fully and effectively as the undersigned could do if personally present and voting, hereby approving, ratifying, and confirming all that said attorney and agent or his substitute may lawfully do in place of the undersigned as indicated on the reverse.

To change the address on your account, please check the box at right and indicate your new address in the address space on the reverse side at the top of the card. Please note that changes to the registered name(s) on the account may be submitted via this method. ☐

IMPORTANT: SIGNATURE REQUIRED ON THE REVERSE SIDE

Please mark, date, sign and mail your proxy card in the envelope provided as soon as possible